UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 2, 2002
                                                        ----------------


                       CHINA XIN NETWORK MEDIA CORPORATION
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           FLORIDA                  000-29915               650786722
----------------------------       -----------          -------------------
(State or other jurisdiction       (Commission           (IRS Employer
of incorporation)                  File Number)         Identification No.)


                             3767 Thimens Boulevard
                                    Suite 216
                            St-Laurent, Quebec Canada
                                     H4R 1W4
                     --------------------------------------
                    (Address of Principal Executive Offices)


                       Tel: 514-398-0515 Fax: 514-398-9901
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 1. Changes in Control of Registrant.

     Not Applicable

Item 2. Acquisition or Disposition of Assets.

     Not Applicable

Item 3. Bankruptcy or Receivership.

     Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

     Not Applicable

Item 5. Other Events

     On November 2, 2002, The Company signed a letter of intent to acquire Benchmark Capital Consulting, Inc., a consulting and merger and acquisition advisory firm located at 100 Wall Street, New York, New York. Benchmark Capital Consulting, Inc. is a wholly owned subsidiary of Benchmark Global Capital Group. A final agreement is subject to due diligence by Benchmark and requires shareholder approval from both companies. The Company is in the process of preparing proxy statements to be sent out to its shareholders. This acquisition will result in Benchmark Global Capital Group owning majority shares in the Company.

Item 6. Resignations of Registrant's Directors.

     Not Applicable

Item 7. Financial Statements and Exhibits.

     Not Applicable

EXHIBITS:

     10 Letter of Intent to acquire Benchmark Capital Consulting, Inc. dated November 2, 2002

     99.1 Copy of Press Release Issued November 1, 2002

Item 8. Change in Fiscal Year.

     Not Applicable

Item 9. Regulation FD Disclosure.

     Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA XIN NETWORK MEDIA CORPORATION
(Registrant)

Date November 5, 2002

/s/ GEORGE LEE
--------------
GEORGE LEE
President & CEO